SECOND MODIFICATION AGREEMENT
DATE:    As of July 26, 2022
PARTIES:    Borrower:    GLOBAL WATER RESOURCES, INC., a Delaware corporation (“Borrower”)
Borrower     21410 North 19th Avenue, Suite 220
Address:     Phoenix, Arizona 85027-2738
Bank:    THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Bank”)
Bank         2398 East Camelback Road, Suite 1100
Address:     Phoenix, Arizona 85016
RECITALS:
A.Bank has extended to Borrower a loan (the “Loan”) in the original maximum principal amount of $10,000,000 pursuant to that certain Loan Agreement dated as of April 30, 2020 (the “Loan Agreement”), and evidenced by that certain Multiple Advance Note dated April 30, 2020 (the “Revolver Note”). The unpaid principal balance of the Loan as of July 25, 2022, was $0.00.
B.The Loan is secured by, among other things, (i) that certain Pledge and Security Agreement dated as of April 30, 2020, between Borrower and the Collateral Agent, for the benefit of Bank, (ii) that certain Pledge and Security Agreement dated as of April 30, 2020, between Global Water, LLC, a Delaware limited liability company, and the Collateral Agent, for the benefit of Bank (the “Global Water Security Agreement”), (iii) that certain Pledge and Security Agreement dated as of April 30, 2020, between West Maricopa Combine, LLC, an Arizona limited liability company, and the Collateral Agent, for the benefit of Bank (the “West Maricopa Security Agreement”), and (iv) that certain Pledge and Security Agreement dated as of April 30, 2021, between Global Water Holdings, Inc., an Arizona corporation, and the Collateral Agent, for the benefit of Bank (the “Global Water Holdings Security Agreement”). The agreements, documents, and instruments securing the Loan and the Revolver Note are referred to individually and collectively as the “Security Documents”.
C.Borrower and Bank have previously modified the Loan Agreement and the Revolver Note pursuant to the terms of that certain Modification Agreement dated as of April 30, 2021 (the “Modification Agreement”). The Revolver Note, the Loan Agreement, the Security Documents, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified by the Modification Agreement, are sometimes referred to individually and collectively as the “Revolver Documents.”
D.Borrower has requested that Bank modify the Loan and the Revolver Documents as provided herein. Bank is willing to so modify the Loan and the Revolver Documents, subject to the terms and conditions of this Second Modification Agreement (this “Agreement”). Except as otherwise provided in this Agreement, all terms defined in the Revolver Documents shall have the same meaning when used in this Agreement. Such defined terms are denoted in the Revolver Documents and in this Agreement by initial capital letters.

AGREEMENT:
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:
1.ACCURACY OF RECITALS.
Borrower acknowledges the accuracy of the Recitals.
2.MODIFICATION OF REVOLVER DOCUMENTS.
1.1The Revolver Documents are hereby modified as follows:
1.1.1The definition of “Scheduled Maturity Date” set forth in Paragraph 1 of the Note is hereby deleted in its entirety and replaced with the following:
“Scheduled Maturity Date” means July 1, 2024.
1.1.2The Scheduled Maturity Date of the Loan and the Note is changed from April 30, 2024, to July 1, 2024. On the Scheduled Maturity Date, Borrower shall pay to Bank all amounts payable by Borrower under the Revolver Documents as modified herein.
1.1.3The definition of “Commitment” in Schedule A of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Commitment” means the obligation of the Bank to make advances from the Revolver pursuant to this Agreement, which at any time will be in the maximum amount of $15,000,000.00 less any prior reductions pursuant to Section 6.3 and/or 7.7.
1.1.4In addition to the specific revisions set forth above, all other references to the principal amount of the Loan as set forth in the Revolver Documents, shall hereinafter mean and refer to the maximum principal amount of up to $15,000,000.00.
1.1.5The definitions “Benchmark Discontinuance Event” “LIBOR,” “LIBOR Banking Day,” “LIBOR Publisher,” “Overnight LIBOR,” “Overnight LIBOR-Based Rate,” “Rate Election Notice” and “Replacement Benchmark” and all related references to these terms in the Revolver Documents are hereby deleted.
1.1.6The following definitions set forth in Schedule A of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
“Index Rate” means the Daily Simple SOFR-Based Rate.
“Prime-Based Rate” means, at any time, the Prime Rate minus 1.00% per annum; provided that the Prime Based Rate will never be less than 2.10%.
1.1.7The following definitions are hereby added to Schedule A of the Loan Agreement:
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day and (b) the Index Floor. If by 5:00 p.m. (New York City time) on the second U.S. Government Securities Business Day immediately following any SOFR Determination Day, the SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website then the SOFR for such SOFR Determination Day will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculating Daily Simple SOFR for no more than three consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower.
“Daily Simple SOFR-Based Rate” means the greater of: (A) 2.10%, or (B) Daily Simple SOFR plus 2.10%.
“Index Floor” means, regardless of whether the Revolver Note bears interest at the Prime-Based Rate or the Daily Simple SOFR-Based Rate, a per annum rate of interest equal to 0.00%.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
1.1.8The following definitions set forth in Schedule A of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
“Utility Subsidiary” means each of the following Arizona corporations (a) Global Water - Balterra Utilities Company, Inc.,

(b) Global Water — Picacho Cove Water Company, Inc., (c) Global Water — Palo Verde Utilities Company, Inc., (d) Global Water — Picacho Cove Utilities Company, Inc., (e) Global Water — Santa Cruz Water Company, Inc., (f) Global Water — Hassayampa Utilities Company, Inc., (g) Global Water - Greater Tonopah Water Company, Inc., (h) Global Water - Northern Scottsdale Water Company, Inc., (i) Global Water - Eagletail Water Company, Inc., (j) Global Water – Red Rock Utilities Company, Inc., (k) Global Water – Turner Ranches Irrigation, Inc., (l) Global Water — Mirabell Water Company, Inc., (m) Global Water — Lyn Lee Water Company, Inc., (n) Global Water — Francesca Water Company, Inc., (o) Global Water — Tortolita Water Company, Inc., (p) Global Water — Rincon Water Company, Inc., (q) Global Water — Las Quintas Serenas Water Company, Inc., and any successors at Law of each of the foregoing entities.
1.1.1On or before August 25, 2022, Borrower will deliver to Lender the written agreement of Collateral Agent and the written consent of the Required Secured Parties pursuant to Section 7.1(a) of the Collateral Agency Agreement approving the replacement of Schedule 1 of the Global Water Holdings Security Agreement with Schedule 1 (Global Water Holdings) attached to this Agreement.
1.1.2Section 3(b)(ii) in the Revolver Note is hereby deleted and replaced with the following:
(ii)    [intentionally deleted].
1.1.3The following section is hereby added as Section 3(c) in the Revolver Note:
(c)    Default Rate. The Revolver Rate will be the Default Rate during any Default Period.
1.1.4Sections 3(d), (e) and (f) in the Revolver Note are hereby deleted and replaced with Sections 3(d), (e), (f), (g), (h) and (i) set forth on Schedule 3 attached to this Agreement.
1.1.5Section 8 in the Revolver Note is hereby deleted and replaced with the following:
8.    Voluntary Prepayments. Maker may prepay (with notice to Holder) any of the OPB or any accrued interest on the Revolver, in whole or in part, at any time and from time to time, without penalty or prepayment charge; provided, however, that if a Swap Contract with a Daily Simple SOFR-Based Rate is in effect between Holder and Maker in connection with a loan made pursuant to this Revolver Note, any applicable swap breakage fees, penalties, premiums and costs will apply.
1.1Each of the Revolver Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein is materially incomplete, incorrect, or misleading as of the date hereof.

1.2Each reference in the Revolver Documents to any of the Revolver Documents shall be a reference to such document as modified herein.
3.RATIFICATION OF REVOLVER DOCUMENTS AND COLLATERAL.
The Revolver Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Revolver Documents shall remain as security for the Loan and the obligations of Borrower in the Revolver Documents.
4.BORROWER REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to Bank:
4.1No default or event of default under any of the Revolver Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Revolver Documents as modified herein has occurred and is continuing.
4.2There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.
4.3Each and all representations and warranties of Borrower in the Revolver Documents are accurate on the date hereof.
4.4Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Revolver Documents as modified herein.
4.5The Revolver Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.
4.6Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Revolver Documents as modified herein. The execution and delivery of this Agreement and the performance of the Revolver Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.
5.BORROWER COVENANTS.
Borrower covenants with Bank:
5.1Borrower shall execute, deliver, and provide to Bank such additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.
5.2Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown, (a) in respect of the Loan, the Revolver Documents, or the actions or omissions of Bank in respect of the Loan or the Revolver Documents and (b) arising from events occurring prior to the date of this Agreement.

5.3Contemporaneously with the execution and delivery of this Agreement, Borrower has paid to Bank:
1.1.6All principal and accrued and unpaid interest now due and payable under the Revolver Note and all amounts, other than interest and principal, now due and payable by Borrower under the Revolver Documents as of the date hereof.
1.1.7All of the internal and external costs and expenses incurred by Bank and Collateral Agent in connection with this Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).
6.EXECUTION AND DELIVERY OF AGREEMENT BY BANK AND COLLATERAL AGENT.
Bank shall not be bound by this Agreement until each of the following shall have occurred: (a) Bank and Collateral Agent have executed and delivered this Agreement, (b) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, and (c) each Subsidiary Guarantor has executed and delivered to Bank the Consent and Agreement of Subsidiary Guarantors attached to this Agreement. By its execution hereof, Bank authorizes and directs Collateral Agent to execute and deliver this Agreement and acknowledges that Collateral Agent is not responsible for the validity or sufficiency of this Agreement.
7.ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
The Revolver Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Revolver Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.
8.BINDING EFFECT.
The Revolver Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.
9.GOVERNING LAW; JURISDICTION.
9.1Except to any extent otherwise provided in the Collateral Agency Agreement, this Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the law of the State of Arizona excluding choice of law principles of the Law of such state that would permit the application of the Law of a jurisdiction other than such state.
9.2Except to any extent otherwise provided in the Collateral Agency Agreement, Borrower irrevocably submits to the non-exclusive jurisdiction of any Arizona state or federal court sitting in Maricopa County, Arizona, over any suit, action or proceeding arising out of or relating to any of the Revolver Documents. To the fullest extent permitted by Law, Borrower irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.JURY WAIVER.
THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE REVOLVER NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
11.COUNTERPART EXECUTION.
This Agreement may be executed in any number of counterparts, each of which will be an original but all of which together will constitute one agreement. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by both, Parties. Delivery of an executed counterpart of a signature page of this Agreement, whether with or without the remainder hereof, by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart hereof.
[Signature Page Follows]

DATED as of the date first above stated.
GLOBAL WATER RESOURCES, INC., a Delaware corporation

By:	/s/ Michael J. Liebman
Name:	Michael J. Liebman
Title:	Senior Vice President, Chief Financial
Officer and Secretary

“BORROWER”

Signature Page to Modification Agreement

THE NORTHERN TRUST COMPANY, an Illinois banking corporation

By:	/s/ Orlando Castaneda
Name:	Orlando Castaneda
Title:	Vice President

“BANK”
Signature Page to Modification Agreement

CONSENT AND AGREEMENT OF SUBSIDIARY GUARANTORS
With respect to the Second Modification Agreement dated as of July 26, 2022 (the “Agreement”), between GLOBAL WATER RESOURCES, INC., a Delaware corporation (“Borrower”), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Bank”), the undersigned (individually and collectively, the “Subsidiary Guarantor”) agree for the benefit of Bank as follows:
1.Subsidiary Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) the Guaranty dated as of April 30, 2020, by Global Water for the benefit of Bank, (B) the Guaranty dated as of April 30, 2020, by West Maricopa for the benefit of Bank, (C) the Guaranty dated as of April 30, 2021, by Global Water Holdings for the benefit of Bank (together, the “Existing Guaranty”), and (D) any other agreements, documents, or instruments securing or otherwise relating to the Existing Guaranty, as modified herein. The Existing Guaranty and any other agreements, documents, and instruments relating to the Existing Guaranty are referred to individually and collectively as the “Guarantor Documents”. All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement.
2.Subsidiary Guarantor consents to the modification of the Revolver Documents and all other matters in the Agreement, including, without limitation, the extension of the Scheduled Maturity Date from April 30, 2024, to July 1, 2024, and the increase in the Commitment to $15,000,000.00.
3.Subsidiary Guarantor hereby represents and warrants to Bank that all of the representations and warranties of Subsidiary Guarantor set forth in the Revolver Documents are true and correct as of the date hereof.
4.Subsidiary Guarantor fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Subsidiary Guarantor has or in the future may have, whether known or unknown, (a) in respect of the Loan, the Revolver Documents, the Existing Guaranty, the Guarantor Documents, or the actions or omissions of Bank in respect of the Loan, the Revolver Documents, or the Guarantor Documents and (b) arising from events occurring prior to the date hereof.
5.Subsidiary Guarantor agrees that all references, if any, to the Revolver Note, the Loan Agreement, the Security Documents, and the other Revolver Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.
6.Subsidiary Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Subsidiary Guarantors (this “Consent”). Any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security for the Additional Guaranty and the obligations of Subsidiary Guarantor in the Additional Guaranty.
7.Subsidiary Guarantor is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Consent and to perform the Guarantor Documents as modified herein. The execution and delivery of this Consent and the performance of the Guarantor Documents as modified herein
1

have been duly authorized by all requisite action by or on behalf of Subsidiary Guarantor. This Consent has been duly executed and delivered on behalf of Subsidiary Guarantor.
8.Subsidiary Guarantor represents and warrants that the Revolver Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent, are the legal, valid, and binding obligations of Borrower and the undersigned, respectively, enforceable in accordance with their terms against Borrower and the undersigned, respectively.
9.Subsidiary Guarantor represents and warrants that Subsidiary Guarantor has no claims, counterclaims, defenses, or off sets with respect to the enforcement against Subsidiary Guarantor of the Guarantor Documents.
10.Subsidiary Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Subsidiary Guarantor from the most recent financial statement received by Bank.
11.JURY WAIVER.
TO THE FULLEST EXTENT PERMITTED BY LAW, SUBSIDIARY GUARANTOR AND (BY ITS ACCEPTANCE HEREOF AS EVIDENCED BY ITS EXTENSION OF ANY LIABILITIES) BANK VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY OR ANY OF THEM MAY HAVE TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG SUBSIDIARY GUARANTOR AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THE AGREEMENT, THIS CONSENT, ANY OTHER REVOLVER DOCUMENT, OR ANY RELATIONSHIP BETWEEN BANK AND SUBSIDIARY GUARANTOR.
12.This Consent may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.
[Signature Page Follows]
2

DATED as of the date of the Agreement.
GLOBAL WATER, LLC

By:	/s/ Michael J. Liebman
Name:	Michael J. Liebman
Title:	Manager

WEST MARICOPA COMBINE, LLC

By:	/s/ Michael J. Liebman
Name:	Michael J. Liebman
Title:	Manager

GLOBAL WATER HOLDINGS, INC.

By:	/s/ Michael J. Liebman
Name:	Michael J. Liebman
Title:	First Vice President, Secretary and
Treasurer

“SUBSIDIARY GUARANTOR”

Signature Page to Consent and Agreement of Guarantors

Schedule 1
PLEDGED COMPANIES
Global Water Holdings
1.Global Water—Mirabell Water Company, Inc.
2.Global Water—Lyn Lee Water Company, Inc.
3.Global Water—Francesca Water Company, Inc.
4.Global Water—Tortolita Water Company, Inc.
5.Global Water—Rincon Water Company, Inc.
6.Global Water—Las Quintas Serenas Water Company, Inc.

*All Arizona corporations 100% owned by Pledgor.

Schedule 3
(d)    The maintenance of the OPB at the Index Rate shall be subject to the following additional terms and conditions:
(i)    If Holder notifies Maker that (A) reasonable means do not exist for Holder to determine the Daily Simple SOFR-Based Rate as determined by Holder in its sole discretion or (B) there is a public statement or publication of information by or on behalf of the SOFR Administrator, the regulatory supervisor for the SOFR Administrator, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the SOFR Administrator or a court or an entity with similar insolvency or resolution authority over the SOFR Administrator, announcing that (1) the SOFR Administrator has ceased to provide SOFR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide SOFR or (2) SOFR is not representative (including pursuant to an earlier statement or announcement that SOFR will not be representative as of a specified future date), then the principal subject or to be subject to the Daily Simple SOFR-Based Rate shall immediately accrue or shall continue to accrue interest at the Prime-Based Rate and Maker will be deemed to have converted any election for a requested borrowing into an election to borrow funds at the Prime-Based Rate.
(ii)    Holder shall have the right to make technical, administrative or operational changes to this Revolver Note from time to time (collectively, “Conforming Changes”) that Holder decides may be appropriate to reflect the use and administration of Daily Simple SOFR and, notwithstanding anything to the contrary herein or in any Related Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Maker or any other party to any Related Document. Holder will promptly notify Maker of the effectiveness of any Conforming Changes.
(iii)    If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall prohibit or restrict the making or maintenance of a loan based on the Daily Simple SOFR-Based Rate, or the determination or charging of interest rates based upon the Daily Simple SOFR-Based Rate, then, on and as of the date the prohibition or restriction becomes effective, the principal subject to that prohibition or restriction shall immediately accrue or shall continue to accrue interest at the Prime-Based Rate.
(iv)    All payments of principal and interest shall be made net of any taxes, costs, fees, losses and expenses incurred or charged by Holder resulting from having principal outstanding hereunder at the Index Rate, including:
            (A)    Taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other than income taxes imposed by the United States or any State thereof on the income of Holder), as well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;
            (B)    Any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, Holder with respect to principal outstanding at the Index Rate (including those imposed under Regulation D of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law); and
            (C)    Any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law).
    If Holder incurs or charges any such taxes, costs, fees, losses and expenses, Maker, upon demand in writing specifying the amounts thereof, shall promptly pay them; save for manifest error Holder’s specification shall be presumptively deemed correct.
(e)    Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date a loan is made and excluding the date a loan (or any portion thereof, if applicable) is paid or prepaid. Calculating interest on the basis of a year other than a calendar year may result in a higher effective interest rate than any numeric rate stated in or determined pursuant to this Revolver Note.
(f)    Holder is hereby authorized by Maker at any time and from time to time at Holder’s sole option to attach a schedule (grid) to this Revolver Note and to endorse thereon notations with respect to each loan specifying the date and principal amount thereof, the applicable interest rates, the date and amount of each payment of principal and interest made by Maker with respect to each loan, and other relevant details. Holder’s endorsements as well as its records relating to the loans shall be rebuttably presumptive evidence of the outstanding principal, interest and other relevant details, and, in the event of inconsistency, shall prevail over any records of Maker and any written confirmations of loans given by Maker.
(g)    If any payment of principal or interest to be made pursuant to this Revolver Note, other than a prepayment or a payment due on the maturity date of this Revolver Note, shall fall due on a day that is not a Banking Day, payment shall be made on the next succeeding Banking Day, except that, if such next succeeding Banking Day would fall in the next calendar month, such payment shall be made on the immediately preceding Banking Day. Any extension or contraction of time shall be reflected in computing interest or fees, as the case may be.
(h)    Notwithstanding the foregoing or anything to the contrary herein, if at any time(s) Maker and Holder enter into any Swap Contract with respect to any loan, such loan shall bear interest at the Daily Simple SOFR-Based Rate and Holder, in its reasonable discretion, may adjust, to coordinate with its and/or industry practices pursuant to the Swap Contract, any or all of: (A) the capitalized terms defined in this Revolver Note, and the determination and application thereof; and (B) interest payment dates. In such circumstances the remainder of this Section and this Revolver Note shall continue to apply without change. Maker confirms that its obligations under any Swap Contract are in addition to and not in contravention of its obligations under this Revolver Note. Any full or partial repayment or prepayment of this Revolver Note shall not in and of itself relieve Maker from its obligations under any Swap Contract.